   Exhibit 99.1
   ------------

                         Quizno's(R)Shareholder Vote Set

      Denver, Colo. - December 13, 2001 - The Quizno's Corporation (Nasdaq:  QUIZ) (the
"Company") today announced that it is mailing the attached letter to its shareholders.  The attachments to the letter will be included in the mailing and are available on our website
(www.quiznos.com) and in our filings with the Securities Exchange Commission
(www.sec.gov).

      The shareholders' meeting to vote on the merger of Firenze Corp. with and into the
Company that has been adjourned to December 14, 2001 at 10:00 am will again be adjourned to and will reconvene at 10:00 am Friday, December 21, 2001, at the Oxford Hotel, 1600 17th
Street, Denver, Colorado 80202.

      The Shareholder letter is as follows:

                                  The Quizno's Corporation
                                    1415 Larimer Street
                                      Denver, Colorado

December 13, 2001

To our Shareholders:

      On November 5, 2001, we sent our  shareholders  a notice of special  meeting and proxy statement  describing  a proposal  to approve  and adopt a merger  agreement  between us and
Firenze  Corp.,  pursuant  to which  Firenze  will be  merged  into  us.  If the  merger  is approved,  our public shareholders who do not exercise dissenters' rights will receive $8.50 per  share  for each  share of our  common  stock  that they own.  The  special  meeting  of shareholders'  was originally  scheduled for November 30, 2001. It has been adjourned and is currently  set to reconvene  Friday  December 14, 2001 at 10:00 am, at which time it will be adjourned  again and will  reconvene at 10:00 am December  21, 2001,  at the Oxford Hotel in
Denver, Colorado.

      Richard E. Schaden is the  president and chief  executive  officer and chairman of our board of directors and Richard F. Schaden is our vice president and corporate  secretary and a member of our board of directors.  The Schadens are also the sole  shareholders,  officers and directors of Firenze. The Schadens,  therefore,  have a direct conflict of interest with respect to the proposed  transaction.  The Schadens own approximately 67% of our outstanding common  stock.  In light of this  conflict of interest,  our board of  directors  formed the special  committee.  The special committee is composed of three of our directors who are not affiliated  with  Firenze.  The  special  committee  negotiated  the  terms  of  the  merger agreement  on behalf of the board and us. In  connection  with the  execution  of the merger agreement,  both the board and the  special  committee  determined  that the  merger and the merger agreement are fair to and in the best interests of our public shareholders.

      Our  proxy  statement   described  various  letters  and  proposals  received  from  a shareholder in September and October 2001, and correspondence from the committee  responding
to  those  proposals.   The  shareholder,   Fagan  Capital,  Inc.,  generally  outlined  its
willingness  to  purchase  shares  from  our  minority  shareholders,  but  only if  certain conditions were met,  including the requirement  that we grant Fagan a put option,  which in turn required  approval by one of our lenders,  Levine  Leichtman  Capital Partners II, L.P.
under the terms of the existing  loan which was entered into in  connection  with our tender offer in December 2000.  The other proposed  conditions  included board  representation  for the minority  shareholders,  or  alternatively  that the  Schadens  grant Fagan an option to acquire all of our shares  (including  those owned by the Schadens) for $15 per share.  None of the  proposals  was in the form of a definitive  offer that could be accepted to create a binding  transaction  between  Fagan and us. Fagan  asserted that it was prepared to discuss proposals  that could result in our  shareholders  receiving in excess of $10 per share.  As noted in the proxy  statement,  the special  committee  considered  and  evaluated the Fagan proposals, and determined it could not agree to the proposals,  particularly the requirement of a put option.  Levine  Leichtman had informed the special  committee it would not consent to the put  option.  The  committee  notified  Fagan,  however,  that  the  committee  would facilitate a discussion  between  Levine  Leichtman  and Fagan,  would review any  agreement reached between Fagan and Levine  Leichtman,  and would enter into  negotiations  with Fagan under  appropriate  circumstances.  The committee  requested that any subsequent  offer from
Fagan be made in the form of a binding offer with definitive documents.

      On October 26, 2001 Fagan's  counsel,  Schulte,  Roth & Zabel,  LLP,  responded to the special committee noting the benefits of the Fagan proposal,  asked the special committee to announce its withdrawal of support for the Schaden proposal and commence  negotiations  with
Fagan.  The  letter  also noted the  necessity  of a third  party  consent to the put option included in the Fagan  proposal,  but declined the  invitation  to negotiate  directly  with
Levine Leichtman.

      By letter dated October 29, 2001,  Brobeck,  Phleger & Harrison,  LLP responded to the
Schulte  letter  on  behalf  of the  special  committee.  The  committee  had  asked  Levine
Leichtman if it would consent to the put option  condition,  and Levine Leichtman  declined.
The committee  again noted that the terms of Fagan's  current  proposal would cause an event of default under the Levine  Leichtman  facility.  The committee  also offered to facilitate discussions  between Fagan and Levine  Leichtman to allow Fagan to make a feasible  proposal which the committee  would help  negotiate.  The committee  informed  Fagan that it remained willing to negotiate an offer with Fagan whenever Fagan  presented to the special  committee an offer which would be acceptable to the  independent  third parties whose consent would be required.  Such consent would have been required  from Levine  Leichtman,  and may have been required from AMRESCO,  with whom we had a loan agreement dating back to 1999,  depending on the form of the offer made by Fagan.  The  special  committee  also noted that  although  it could not force the Schadens to negotiate  with Fagan,  the  committee  remained  willing to facilitate  a  meeting  with the  Schadens  if it would  result  in a higher  price  for the minority  shareholders.  Finally,  the special  committee noted that it remained  willing to consider any definitive proposals Fagan actually made.

      Schulte  responded by letter dated November 1, 2001,  reiterating some prior arguments and noting the potential  higher price and non-coercive  features of the Fagan proposal.  It alleged the  committee  breached its  obligations  to the minority  shareholders  because it failed to  negotiate  Fagan's  purportedly  25 percent  higher  proposal on the grounds that
Levine  Leichtman's  approval was required for the put option.  Schulte also  challenged our disclosure of the Fagan proposal as focusing only on Fagan's put option  condition.  It also noted that William Fagan had scheduled a meeting with Richard E. Schaden and expressed  hope that  progress  could be made at the meeting.  No  proposals  were made by Schulte to obtain the third party consent  necessary to implement the Fagan  proposal.  Schulte  expressed the view that no  prudent  businessman  would  make a minority  investment  without a  necessary liquidity provision, such as the put option proposed by Fagan.

      On November 5, 2001,  Richard E. Schaden met with William  Fagan in Denver,  Colorado.
Mr.  Fagan  proposed a number of possible  transactions  between  Fagan and  Firenze,  which seemed to suggest  that the minority  shareholders  be allowed to remain  shareholders  in a private  company or  alternatively,  that minority  shareholders be permitted to voluntarily sell their  shares to us for $8.50 per share.  As a third  alternative,  a voting  trust for minority  shareholders  would be created,  where  Fagan  would act as trustee,  and where we would grant a right for the voting  trust to put its shares to us for fair market value at a future date.  Mr. Fagan also  proposed that he would buy  additional  shares of stock of the company  for a  premium  so that  the  company  could  use  the  money  to pay the  minority shareholders  a higher  price.  He  suggested  that he would  purchase  shares at $10.63 per share if he could  have a right to put the newly  issued  shares  back to us at fair  market value in the future.

      Mr.  Schaden  indicated  he was not  interested  in  pursuing a  transaction  with Mr.
Fagan.  Mr.  Schaden  believed  it was not in our  best  interest  to  continue  as a public company,  or as a private company with a potentially large number of minority  shareholders.
Mr. Schaden agreed with the  committee's  analysis and conclusion that the public market has not  responded  to our  positive  growth.  Hence,  he  believed  we  had  not  realized  the principal benefits of public ownership.  In reaching that conclusion,  Mr. Schaden relied on the factors relied upon by the committee and discussed  below.  Mr. Schaden also  understood that our common stock has remained very thinly traded,  providing  little  liquidity for our shareholders.  He  believed  that  minority  shareholders  in a private  company  would have virtually no  liquidity.  For that reason,  Mr.  Schaden did not want to pursue Mr.  Fagan's first  alternative.  Mr. Fagan's second  alternative also held out the prospect of remaining minority or public  shareholders,  which Mr.  Schaden  did not believe was in our  interest.
The third  alternative,  the voting  trust,  required a put option,  which was  unacceptable because it would have required  approval from Levine  Leichtman,  which as discussed was not
available.   There were no agreements or understandings reached.

      On November 13, 2001, a lawsuit  titled  Sebesta v. Schaden,  et al., was commenced by
                                               ---------------------------
Edward C.  Sebesta  against  us,  Richard E.  Schaden,  Richard F.  Schaden,  and four other present or former  directors,  in the District Court for the City and County of Denver.  The
complaint  alleges  that the  defendants  breached  their  fiduciary  duties  by  wrongfully supporting  the  proposed  merger  with  Firenze  and  by  failing  to  adequately  disclose information  concerning  proposals  made by Fagan,  the special  committee's  responses  and alleged  conflicts of interest.  Plaintiff  sought a temporary  restraining  order or TRO to preclude us from  holding our  November  30, 2001  shareholders'  meeting  until  corrective disclosures  were made and  disseminated.  On November 28, 2001,  the court heard and denied plaintiff's  motion,  finding that the plaintiff  had not satisfied any of the  requirements for  obtaining  injunctive  relief.  The Court  specifically  held "...the plaintiff has come into this Court with unclean hands  seeking  relief when, in fact,  the  plaintiff,  and its agents, have been less than candid, less than accurate in its  representations,  in terms of its own offer in terms of it being  conditional,  and any request for relief would not serve the public's interest".  We filed an answer denying any wrongdoing.

      On November 27, 2001,  three days before the  scheduled  shareholders'  meeting and on the eve of the TRO  hearing,  Fagan  delivered  a  letter  to the  special  committee  which outlined in general terms apparently three different  proposals.  It became a major focus of the hearing for the TRO described in the paragraph  above.  The first appeared to propose to amend the current merger to provide $9.50 per share to minority shareholders,  allowing them an option to continue as  shareholders  after the merger,  with Fagan  buying  shares in the surviving  entity and no put option  required.  Fagan also expressed its continued  interest in  purchasing  the minority  shares for $10.63 per share,  but only if we agreed to the put option, and alternatively  indicated its willingness to explore purchasing all of the shares
(including the shares held by the Schadens and their  affiliates)  for $15 per share.  Fagan stated that its proposal  would expire on December 10, 2001.  The  committee  noted that all three of the apparent proposals required third party consents as follows:

o     the $9.50  proposal  would  require the Schadens to agree to amend the Firenze  merger agreement
o     the $10.63 proposal would require  consent from Levine  Leichtman which had previously been refused
o     the $15 proposal would require the separate  consents of AMRESCO and Levine  Leichtman under the terms of their  respective  existing loan agreements and a willingness of the Schadens to sell their shares

      There  was no  indication  by Fagan  that  the  third  parties  had  approved  or been approached.  The committee  further  noted that since the  proposals  were general in nature and did not  specify a  particular  form or  structure,  it could not  determine  what other consents or approvals might be required.

      The  committee  responded to Fagan on November 28, 2001. It stated that it had engaged in a lengthy,  detailed process attempting to determine whether Fagan would ever be prepared to make a bona fide offer in a form that could be accepted  for the benefit of our  minority shareholders,  and noted  that  Fagan  had  failed  to make  such an  offer.  The  committee expressed  its concern that the timing of Fagan's  November 27 letter was  designed  more to disrupt the shareholders'  meeting,  and that it was not a sincere expression of interest in acquiring  the  minority  shares.  The  committee  noted  that the  letter  did not  contain sufficient  information  to constitute a binding offer that the committee  could  recommend.
Nevertheless,  the committee told Fagan it was willing to  immediately  pursue a transaction with Fagan that would ensure the minority  shareholders  would receive $9.50 per share, with no put  option  which  would  require  third  party  consent.  It noted that time was of the essence since there was a binding  agreement  providing the minority  shareholders  $8.50 in cash  scheduled to close on November 30, 2001.  The  committee  once again asked Fagan for a binding  offer with  definitive  documents  and stated it was prepared to negotiate  such an offer through the close of business on November 29, 2001.

      The committee  did not receive an offer in the requested  form of a binding offer with definitive  documents  that  could  be  accepted  by us.  The  committee  considered  this a necessary  and  typical  requirement  for a company to accept a superior  offer and meet the requirements of the Firenze merger agreement commonly referred to as a "fiduciary out".

      Instead,  on November  29, the special  committee  received a  three-page  letter from
Fagan covering a number of topics.  Among other things,  the letter  asserted that Fagan had made  an  "UNCONDITIONAL  $9.50  OFFER"  and  referred  to the  $10.63  and  $15  or  higher proposals.  It asked that the committee  propose a transaction  structure and provide a form of  definitive  agreement.  Fagan  also  requested  written  confirmation  that our board of directors  (including  the  Schadens)  support the  transaction.  While  asserting the $9.50 proposal  was  unconditional,  the November 29 letter did not remove the  conditions  in the
November 27 proposal, including that:

o     the current merger be amended
o     the holders be allowed to continue as shareholders following the merger
o     Fagan not purchase the shares from the holders  directly,  but instead purchase shares of the surviving company's common stock
o     "the  foregoing  proposal  is subject to reaching a mutually  satisfactory  definitive agreement providing for standard terms"

      The  committee  met by  telephone on November  29th to consider the various  proposals from Mr.  Fagan.  The  committee  noted that the Fagan  November  29 letter did not cure the deficiencies  noted in the  committee's  November 28 letter and  described in more detail in the prior three  paragraphs.  It also noted that the  committee had been  requesting  such a binding  offer  from  Fagan for  almost  three  months,  since at least  September  7, 2001.
Nonetheless,  it decided to continue  discussions  with Mr.  Fagan in an attempt to see if a feasible binding  agreement could be reached that would be of greater benefit to the company and its  shareholders  than  the  current  agreement  at  $8.50  per  share.  The  committee responded  in writing  that same day. It noted that Fagan  failed to provide  the  requested definitive legal  documentation  for execution and again asked Fagan for a definitive offer.
Given the last minute  nature of the  proposal,  it requested  funds in escrow or a personal guaranty to provide  certainty.  Fagan  responded by letter the next  morning,  November 30,
2001.  Fagan repeated the requests of its November 29, 2001,  letter but did not provide the documentation asked for by the committee.

      We determined to delay the shareholders'  meeting to provide additional  disclosure to our shareholders on the recent  developments.  We adjourned the shareholders'  meeting until
10:00 am the following Tuesday, December 4, 2001.

      On December 3, 2001,  Fagan sent to the special  committee a signed form of investment agreement and personal  guaranty of Fagan's  obligations  signed by William and Laura Fagan.
Among other things, the investment agreement provided that:

o     Parties were Fagan, us and Firenze
o     Firenze and we would amend the Firenze  merger  agreement  in a number of respects and in a form acceptable to Fagan
o     Fagan would fund Firenze to have it buy shares from minority  shareholders  who wished to sell their shares for $9.50 per share
o     Fagan would receive an equivalent number of shares in the surviving company
o     Minority  shareholders  who did not wish to sell  their  shares  would be  allowed  to remain shareholders
o     We must agree not go private or delist from trading  without the  affirmative  vote of the majority of the minority shareholders
o     The proposal would expire 5:00 pm (CST) on December 5, 2001

The investment  agreement,  guaranty letter and cover letter are exhibits to a Form SC 13D/A filed with the Securities  Exchange  Commission by Fagan and various other  shareholders  on
December 6, 2001.

      The  committee met on December 3, 2001 and  consulted  with its financial  advisor and
Brobeck on the merits of the Fagan  proposal.  It noted that the proposal  would require the approval of Firenze since it would amend the existing merger  agreement  between Firenze and
us. The  committee  instructed  Brobeck to explore  with  Schulte  and  counsel  for Firenze whether  changes to the  proposed  agreement  could be made to make it mutually  acceptable.
Brobeck asked  Schulte  whether the covenant  against  going  private or delisting  could be shortened or deleted.  Schulte  indicated a willingness to discuss with Fagan shortening the covenant  against going private or delisting  but no definitive  timeframe was set.  Brobeck also noted that the proposed  investment  agreement would require approval from the Schadens and  Schulte  indicated  that  Fagan was  willing  to be  flexible  with  regard to  various structures,  although no  information  was provided  which  indicated that any change to the proposed  form would  eliminate  the  necessity of the  Schadens'  approval.  Brobeck  asked
Schadens'  counsel if Firenze  would raise its $8.50 offer and  whether the  Schadens  would support a $9.50 offer in the form proposed by Fagan.  The Schadens'  counsel  responded that
Firenze  would not raise its price and would not  respond to a  hypothetical  proposal  from
Fagan.  No material progress was made with either Fagan or Firenze.

      The committee  reconvened  that evening and heard  presentations  from us,  Richard E.
Schaden and Schadens'  counsel.  Mr. Schaden indicated that the uncertainty  associated with the various delays to their proposed  transaction was likely impeding the company's  ability to carry on its  business.  We likewise  noted that the many  allegations  in the press were negatively  affecting  our  ability  to sell  franchises.  Mr.  Schaden  also noted that the
Firenze  merger was a more certain  deal in that it was not subject to third party  consents or other  conditions  that were  unlikely  to be  satisfied.  The  committee  asked  several questions of Mr.  Schaden.  In response to a request,  Mr. Schaden  declined to increase the merger  consideration  above $8.50.  Mr.  Schaden  renewed his position  that the  Schadens'
shares were not for sale.  Mr.  Schaden  declined to indicate  whether he would  support the
Fagan $9.50 proposal  until he knew the  definitive  terms,  structure and  conditions.  Mr.
Schaden, Schadens' counsel and we then left the meeting.

      The  committee  then  reviewed and  discussed  the current  state of the  proposals as alternatives to the current binding merger agreement with Firenze, and concluded as follows:

o     the $9.50 proposal appeared to be a possibility if a modification  could be reached on the limitations requested by Fagan on us going private or delisting from trading
o     Fagan was free to launch an  unconditional  $9.50 per share tender offer,  without the consent or approval of the special committee or us
o     the Schadens refused to increase the price of the current merger
o     the $10.63 proposal was not possible  without the consent of Levine  Leichtman,  which had been refused
o     the $15.00 proposal was not possible since the Schadens did not wish to sell

      The committee noted it was hampered by the lack of definitive  terms and conditions of the Fagan $9.50 proposal.  It determined the best  opportunity for compromise was to propose to Fagan and the Schadens a shortening  of the time period of the requested  limitations  on the  company  going  private,  and ask if either  had ideas to bridge the  differences.  The committee  decided that Mr.  Bromberg  should call Mr. Fagan to negotiate and Brobeck should call  Schulte and  Schadens'  counsel  again to see if an  agreement  could be  reached.  No significant changes were made by any of the parties.

      The committee  reconvened on December 4, 2001 to further  consider the fairness of the existing  merger  agreement  and  whether  any  changes  could  be made to any of the  Fagan proposals to deliver  additional  value to the minority  shareholders.  Among other  things, the  committee  reanalyzed  its  conclusion  that it was not in the  interests of us and our shareholders to remain public,  for the reasons  expressed in the proxy statement and saw no reason to change its conclusion.  Those reasons included:

o     our small  public float and limited  institutional  following in our stock or coverage by analysts;
o     our low trading volume
o     the Schadens'  indication  that they were unwilling to sell their shares of our common stock to a third party
o     the board's  conclusion  that there is little  likelihood  that the  liquidity  of our common stock will improve in the future
o     the poor performance of our stock price since our initial public offering

      Based on its  review of the  historical  stock  performance  and the  analysis  of its financial advisor, the special committee believes that:

o     absent  special  transactions  such as the  self  tender  offer  in late  2000 and the current merger agreement, the stock price is likely to trade below $8.50 per share
o     the low  volume  means  that any  attempt by our  shareholders  to sell  shares in any volume would likely depress the price

      As a result,  the committee  determined it would be difficult for the  shareholders to obtain $8.50 for a significant number of shares.

      Upon the announcement of the Firenze merger,  the stock price moved up to the range of
$8.50.  The committee  believes that the publicity  generated by the various Fagan proposals moved  the  price  closer to the  $9.00  range.  When  Fagan  announced  it was  unlikely  a transaction  would be  completed,  the price tended back to the $8.50 level.  The  committee believes that absent a transaction  involving the stock,  it is likely the stock price would decrease and return to lower volume.  This analysis  supports the conclusion  that $8.50 per share in cash is fair to the minority shareholders.

      The  Schadens,  we and  Firenze  expressly  adopted  and agreed  with the  committee's analysis and its conclusion.

      It  reviewed  its  conclusions  of the  prior  meeting  that  there  was no  available alternative  to the current  merger  which could be  implemented,  and decided  this had not changed.  However,  the  committee  decided to continue its efforts to develop a transaction with Fagan which  would  result in our  shareholders  receiving  $9.50 a share.  On the same date,  two members of the  special  committee  called Mr.  Fagan and  informed  him that his proposal  would not be accepted,  principally  because of the proposed  restriction on going private and the prohibition on delisting from securities trading.

      We adjourned the December 4, 2001 shareholders' meeting.

      On December 5, 2001,  Fagan  delivered a letter to the  committee  noting its proposal had expired and  indicating  it could not enter into an agreement  that would allow us to go private or effect a  transaction  which would cause it to cease to be a  shareholder.  Fagan said it would  not  initiate  further  contacts  with the  committee,  but that it was still interested in pursuing a transaction with us.

      On December 6, 2001, the special committee met to explore  alternatives to structure a transaction  that could  actually get done,  meet our  objectives  and get  additional  cash consideration  to the minority  shareholders.  It also  determined to establish a process to reach a final result in our best  interests and in the best  interests of our  shareholders.
These results are detailed in the next two paragraphs.

      On December 7, 2001,  Brobeck  contacted  Schulte to indicate  that the  committee was still  interested  in a  transaction  with Fagan,  and that a definitive  proposal  would be made.  Later that day, the  committee  sent Fagan a form of definitive  agreement,  which if signed by Fagan,  would result in our minority  shareholders  receiving $9.50 per share from
Fagan for each of their shares.  The agreement was intended to firmly  obligate Fagan to pay our shareholders $9.50 a share and contains various  provisions  designed to assure that the transaction  actually  occurs,  including a requirement  that Fagan escrow the merger price.
The agreement  would not limit our ability to go private or effect a transaction  that would cause  Fagan  to cease to be a  shareholder.  The  material  terms  of the  proposed  merger agreement provided that:

o     Fagan would create a new company into which we would be merged
o     we would be the surviving company
o     if approved by our shareholders,  each shareholder other than the Schadens, certain of their  affiliates,  the Fagans and Levine  Leichtman,  would  receive  $9.50 per share in cash for each share of their stock
o     Fagan would pay the $9.50 for each share of stock  repurchased,  and would  escrow the amount estimated to be needed to buy the minority shares
o     Fagan  would  receive  one  share  for  every  share  repurchased  from  the  minority
      shareholders,  so  that  at  the  end  of  the  transaction,   Fagan  would  own
      approximately 30% of us

      In the committee's opinion, the principal differences from Fagan's last proposal were:

o     Fagan would be required to purchase all the minority shares for $9.50 per share
o     Fagan would be required to pay the purchase price
o     the agreement  would not limit our ability to go private or effect a transaction  that would cause Fagan to cease to be a shareholder

      Although  in a prior  letter to Fagan,  the  committee  had  offered to  substitute  a personal  guaranty from William and Laura Fagan for escrowed funds,  this  accommodation was due to Mr.  Fagan's  claim  that he could  not  escrow  the  funds  within  the time  period requested by the  committee.  The committee  believed,  however,  that escrowed  funds would help ensure that a Fagan  transaction  would close,  if the current  $8.50 merger were to be terminated.  Given the new time frame for Fagan to respond to the  December 7 merger  offer, the committee felt Fagan had ample time to comply with an escrow  requirement  and therefore did not offer Fagan a guaranty option.

      The committee said it would be available to negotiate the agreement  until 5:00 pm the following  Tuesday,  December 11, 2001, and encouraged Fagan and its  representatives  to be present at the  committee's  counsel's  offices on December 11 to adequately  respond to any last  minute  changes.  The  committee  indicated  it would not  extend  the  deadline.  The committee  informed  Fagan  that the  Schadens  and  Firenze  had  agreed  not to oppose the transaction  as set forth in the  documents  sent to Fagan.  They also  informed  Fagan that
Firenze  waived the condition of its merger with us related to any material  adverse  change and  dissenters'  rights and that the  Schadens  would take all  corporate  and  shareholder action as may be necessary for Firenze to approve the Firenze merger.

      The  committee  set the 5:00 pm December  11, 2001  deadline  because of the  numerous proposals  Fagan  made  since  the  announcement  of the  Firenze  merger  -- none of  which developed  into a  transaction.  The  committee  was  concerned  that  Fagan's  actions have delayed the process,  increased the overall  transaction costs to us and caused deal risk to the minority  shareholders  and that Fagan did not intend to enter into a  transaction  more favorable to our  minority  shareholders.  It  continues  to be concerned by the  conditions attached to Fagan's  proposals and,  especially in its most recent  proposals,  their timing and proximity to our special shareholders' meeting.

      In an interview  that appeared in the Rocky  Mountain  News on December 11, 2001,  Mr.
Fagan is quoted as saying  "It's  grossly  deficient...If they stick to their 5 pm deadline,
I'd say  there's 0 percent  chance  we'll have an  agreement."  He is also quoted as saying,
"If the company  would grant me standard  minority  shareholder  protection,  we could get a deal  done.  There is no such  thing as making a minority  investment  in a private  company without that."

      By letter dated  December 10, 2001,  Schulte  explained  that Fagan had been unable to review the  materials  until the 10th.  It alleges  that the  committee  has no  interest in seriously  considering an alternative  proposal and reiterated  previous arguments as to why
Fagan's  prior  proposed  agreement was superior.  The letter states six  conditions  before
Fagan would consider a detailed response:

            (i) Fagan would like to further discuss alternatives to a coercive transaction, including allowing the minority shareholders to retain their interests in the surviving company or at least a meaningful vote with respect to the transaction;
      furthermore, Fagan's counsel noted that Fagan was open to structuring the transaction such that the company could become a private company;

            (ii) Schulte indicated that before it could consider if the agreement sent by the special committee on December 7, 2001 constituted a serious offer, it first needed for the committee to be ready to disclose the current voting results of the minority shareholders, as well as explain the rationale for any changes to the terms of the existing Schaden proposal and an explanation as to why Fagan must become an actual party to the merger agreement as opposed to merely funding the purchase price as originally contemplated in the earlier Fagan proposal;

            (iii) Schulte indicated that no third party would expend substantial time and money to provide a superior transaction for minority holders unless it had some protection against an immediate squeeze out; therefore, Schulte indicated that it would like to discuss various alternatives and suggested that alternatives could include precluding the Schadens from squeezing out Fagan for some reasonable period of time and using an investment banker, as opposed to the courts, to run a fair market determination process;

            (iv) Schulte indicated that the 5:00 p.m. Tuesday deadline was unreasonably short and shouldn't be adhered to by the special committee in light of the pending
      Fagan proposals;

            (v) Schulte indicated that in light of the large percentage of minority shareholders that have expressed an intent to dissent from the Schaden transaction, potential for a better transaction exists and that additional time should be allotted to bring a more favorable transaction to the minority shareholders, and further suggested that delaying action until after the company published its 2001 financial results would facilitate this objective and allow the parties to reassess the fairness of the current proposal; and

            (vi) Schulte suggested that Fagan needed to better understand the Schadens'
      willingness to support an alternative proposal before Fagan could expend more time and money on such a proposal.

      Two members of the special  committee  repeatedly called Mr. Fagan on the afternoon of
December  11th to  determine  what  conditions  Mr.  Fagan would  require on  "squeezed-out"
protection  to see if a deal could  still be  consummated  and sent a fax and e-mail to that effect.  Mr.  Fagan did not return any of the calls.  Schulte  did e-mail  Brobeck  near the end of the business  day  reiterating  the request for the  committee to respond in writing, but to the committee's disappointment,  Fagan was unavailable to talk in person prior to the proposal deadline to see if a superior deal could be reached.

      Following  these  events,  the  special  committee  met during the day and  evening on
December  11th with its  financial  advisor and legal  counsel and it reviewed and discussed its  original  recommendation,  based on the  factors  discussed  above.  As a  result,  the special  committee  determined not to change its  recommendation  that the Firenze merger is fair and in the best interests of our public shareholders.

The Quizno's Corporation

The correspondence between the
special committee and Fagan from June  2001
through December 11, 2001 is attached as Exhibit A.

The merger agreement sent to Fagan by the
committee is attached as Exhibit B.

For more information contact:
-----------------------------

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, 720-359-3300